Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-260288

PROSPECTUS

KORE GROUP HOLDINGS, INC.

22,500,000 SHARES OF COMMON STOCK

This prospectus relates to the resale of 22,500,000 shares of common stock, par value $0.0001 per share (the “common stock”) of KORE Group Holdings, Inc. (the “Company”) issued in connection with the Business Combination (as defined below) by certain of the selling securityholders named in this prospectus. We collectively refer to the selling securityholders covered by this prospectus as the “Selling Securityholders.”

On September 30, 2021, we consummated the transactions contemplated by that certain Agreement and Plan of Merger dated March 12, 2021, as amended on July 27, 2021 and September 21, 2021 (the “Merger Agreement”), by and among Cerberus Telecom Acquisition Corp. (“CTAC”), King Pubco, Inc. (“KORE”), a Delaware corporation and wholly owned subsidiary of Cerberus Telecom Acquisition Holdings, LLC (the “Sponsor”), an affiliate of CTAC, King Corp Merger Sub, Inc. (“Corp Merger Sub”), a Delaware corporation and direct, wholly owned subsidiary of the Sponsor, King LLC Merger Sub, LLC (“LLC Merger Sub”), a Delaware limited liability company and direct wholly owned subsidiary of KORE, and Maple Holdings Inc. (“Maple”), a Delaware corporation, which, among other things, provided for (i) the merger of CTAC with and into LLC Merger Sub (the “Pubco Merger”), with LLC Merger Sub being the surviving entity of the Pubco Merger and KORE as parent of the surviving entity, (ii) immediately prior to the First Merger (as defined below), the contribution by Sponsor of 100% of its equity interests in Corp Merger Sub to KORE (the “Corp Merger Sub Contribution”), as a result of which Corp Merger Sub became a wholly owned subsidiary of KORE, (iii) following the Corp Merger Sub Contribution, the merger of Corp Merger Sub with and into Maple (the “First Merger”), with Maple being the surviving corporation of the First Merger, and (iv) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Maple with and into LLC Merger Sub (the “Second Merger” and, together with the First Merger, being collectively referred to as the “Mergers” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions” and the closing of the Transactions, the “Business Combination”), with LLC Merger Sub being the surviving entity of the Second Merger and KORE being the sole member of LLC Merger Sub. In connection with the Business Combination, KORE changed its name to “KORE Group Holdings, Inc.”

We will not receive the proceeds from the resale of the shares of common stock registered hereby by the Selling Securityholders. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of common stock.

Our common stock trades on the New York Stock Exchange (the “NYSE”) under the ticker symbol “KORE”. On October 27, 2022, the closing sale price of our common stock as reported by NYSE was $2.73 per share.

Investing in shares of our common stock involves risks that are described in the “Risk Factors” section beginning on page 3 of this prospectus. You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 28, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under the shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of shares of common stock issuable upon the exercise of warrants. We will receive proceeds from any exercise of the warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless the context indicates otherwise, references in this prospectus to “KORE,” “Company,” “we,” “us” or “our” refer to the business of KORE Group Holdings, Inc., and its subsidiaries following the closing of the Business Combination.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements express our opinions, expectations, beliefs, plans, objectives, assumptions, forecasts or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs and current expectations and projections concerning, among other things, results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which we operate. Such forward-looking statements are based on available current market material and management’s expectations, beliefs, forecasts and projections concerning future events impacting our business.

Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to develop and introduce new products and services successfully;

•	our ability to compete in the market in which we operate;

•	our ability to meet the price and performance standards of the evolving 5G New Radio products and technologies;

•	our ability to expand our customer reach/reduce customer concentration;

•	our ability to grow the IoT and mobile portfolio outside of North America;

•	our ability to make scheduled payments on or to refinance our indebtedness;

•	our ability to introduce and sell new products that comply with current and evolving industry standards and government regulations;

•	our ability to develop and maintain strategic relationships to expand into new markets;

•	our ability to properly manage the growth of our business to avoid significant strains on our management and operations and disruptions to our business;

•	our reliance on third parties to manufacture components of our solutions;

•	our ability to accurately forecast customer demand and timely delivery of sufficient product quantities;

•	our reliance on sole source suppliers for some products, services and devices used in our solutions;

•	the continuing impact of uncertain global economic conditions on the demand for our products;

•	the impact of geopolitical instability on our business;

•

the emergence of global public health emergencies, such as the outbreak of the 2019 novel coronavirus, now known as “COVID-19,” which could extend lead times in our supply chain and lengthen sales cycles with our customers;

•	direct and indirect effects of COVID-19 on our employees, customers and supply chain and the economy and financial markets;

•	the impact that new or adjusted tariffs may have on the costs of components or our products, and our ability to sell products internationally;

•	our ability to be cost competitive while meeting time-to-market requirements for our customers;

•	our ability to meet the product performance needs of our customers in wireless broadband data access markets;

•	demand for software-as-a-service telematics solutions;

•	our dependence on wireless telecommunication operators delivering acceptable wireless services;

•	the outcome of any pending or future litigation, including intellectual property litigation;

•	infringement claims with respect to intellectual property contained in our solutions;

•	our continued ability to license necessary third-party technology for the development and sale of our solutions;

•	the introduction of new products that could contain errors or defects;

•	conducting business abroad, including foreign currency risks;

•	the pace of 5G wireless network rollouts globally and their adoption by customers;

•	our ability to make focused investments in research and development;

•

our ability to identify suitable acquisition candidates or to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments, including our acquisitions of Business Mobility Partners Inc. and SIMON IoT LLC;

•	our ability to hire, retain and manage additional qualified personnel to maintain and expand our business;

•	the potential liquidity and trading of public securities; and

•	the ability to raise financing in the future.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at www.korewireless.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information from other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 30, 2022 (our “Annual Report”);

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Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 16, 2022 and for the quarterly period ended June  30, 2022, filed with the SEC on August 11, 2022;

•	The information specifically incorporated by reference into our Annual Report from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 2, 2022;

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Our Current Reports on Form 8-K, filed with the SEC on January  7, 2022, February  23, 2022 (current report filed under Items 1.01, 3.02 and 5.02 only), March  16, 2022 (current report filed under Item 5.02 only), April  6, 2022 and June 16, 2022.

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The description of our common stock included in our Form 8-A, filed with the SEC on September  29, 2021, and the description of the securities of the Company contained in Exhibit 4.4 of our Annual Report; and

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All documents filed by KORE under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are filed (excluding, however, information we furnish to the SEC) (i) by us after the date of this prospectus and prior to its effectiveness and (ii) by us after the date of this prospectus and prior to the termination of any offering under this registration statement.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You

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may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:

KORE Group Holdings, Inc.

3 Ravinia Drive NE, Suite 500

Atlanta, GA 30346

Attention: Investor Relations

Telephone: (877) 710-5673

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investors” page of our website at www.korewireless.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

We have not authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus or any prospectus supplement. We are not making an offer of these securities in any state where such offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

THE COMPANY

This summary of the Company highlights certain significant aspects of our business and is a summary of information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read this entire prospectus, including the information presented under the sections titled “Risk Factors,” and “Cautionary Statement Regarding Forward-Looking Statements,” included elsewhere in this prospectus and the information incorporated by reference, before making an investment decision.

The Company

We offer IoT services and solutions. We are one of the largest global independent IoT enablers, delivering critical services to customers globally to deploy, manage and scale their IoT application and use cases. KORE provides advanced connectivity services, location-based services, device solutions, managed and professional services used in the development and support of IoT technology for the Machine-to-Machine market. KORE’s IoT platform is delivered in partnership with the world’s largest mobile network operators and provides secure, reliable wireless connectivity to mobile and fixed devices. This technology enables KORE to expand its global technology platform by transferring capabilities across the new and existing vertical markets and delivering complimentary products to channel partners and resellers worldwide.

We believe KORE is one of the largest global enablers of IoT, providing mission-critical CaaS (or simply referred to as “Connectivity” for reporting purposes) and IoT Solutions and Analytics (both collectively referred to as “IoT Solutions” for reporting purposes) to enterprise customers across five key industry verticals, comprising (i) Connected Health, (ii) Fleet Management, (iii) Asset Monitoring, (iv) Communications Services and (v) Industrial IoT (or “IIoT”).

Corporate Information

KORE began operations in 2003. Our predecessor entity, Maple Holdings Inc., was incorporated under the laws of the State of Delaware as a corporation on July 29, 2014. KORE and its subsidiaries offer IoT services and solutions. KORE, together with its subsidiaries, is one of the largest global independent IoT enablers, delivering critical services to customers globally to deploy, manage and scale their IoT application and use cases. KORE provides advanced connectivity services, location-based services, device solutions, managed and professional services used in the development and support of IoT technology for the Machine-to-Machine market. KORE’s IoT platform is delivered in partnership with the world’s largest mobile network operators and provides secure, reliable wireless connectivity to mobile and fixed devices. This technology enables KORE to expand its global technology platform by transferring capabilities across the new and existing vertical markets and delivering complimentary products to channel partners and resellers worldwide.

The mailing address of our principal executive office is 3 Ravinia Drive NE, Suite 500 Atlanta, GA 30346, and our telephone number is 877-710-5673.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of CTAC’s initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the prior June 30th; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and any updates to those risk factors in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto, which are incorporated by reference into this prospectus and any applicable prospectus supplement in their entirety, together with other information in this prospectus and any applicable prospectus supplement, and the documents incorporated by reference herein and therein, before making an investment decision.

USE OF PROCEEDS

All of the shares of common stock offered by the Selling Securityholders pursuant to this prospectus will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their shares of common stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF SECURITIES

The following summary of certain provisions of our securities does not purport to be complete and is subject to the Certificate of Incorporation, the Bylaws, and the provisions of applicable law. Copies of the Certificate of Incorporation and the Bylaws are attached as exhibits to the registration statement of which this prospectus is a part.

Capital Stock

Authorized and Outstanding Capital Stock

Our amended and restated certificate of incorporation authorizes the issuance of 350,000,000 shares of capital stock, each with a par value of $0.0001, consisting of (a) 315,000,000 shares of common stock and (b) 35,000,000 shares of preferred stock.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the amended and restated certificate of incorporation, the holders of common stock shall be entitled to vote on each matter submitted to a vote of stockholders and shall be entitled to one vote for each share of common stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter, including the election or removal of directors. The holders of common stock will at all times vote together as one class on all matters submitted to a vote of common stock under the amended and restated certificate of incorporation.

Dividends

Subject to applicable law and the rights and preferences of any holders of any outstanding shares of preferred stock, under the amended and restated certificate of incorporation, dividends and distributions may be declared and paid ratably on the common stock out of our assets that are legally available for this purpose at such times and in such amounts as our board of directors in its discretion shall determine.

Liquidation, Dissolution and Winding Up

Subject to applicable law and the rights and preferences of any holders of any shares of any outstanding series of preferred stock, in the event of any liquidation, dissolution, or winding-up, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company and subject to the rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over or the right to participate with the common stock with respect to the distribution of assets upon such dissolution, liquidation or winding up of the Company, the holders of common stock will be entitled to receive all the remaining assets of the Company available for distribution to stockholders, ratably in proportion to the number of shares of common stock held by each such holder.

Preemptive or Other Rights

The holders of common stock do not have preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to common stock.

Preferred Stock

Our amended and restated certificate of incorporation authorizes 35,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. Our board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of our common stock and could have anti-takeover effects. The ability of our board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have issued no preferred stock outstanding as of the date of this prospectus. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are currently issued or outstanding.

Dividends

We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenue and earnings, if any, capital requirements, the terms of any outstanding indebtedness and general financial condition subsequent to completion of our initial business combination. Our board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Exclusive Forum

Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or stockholders to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”) or our amended and restated certificate of incorporation or our bylaws, (iv) any action arising pursuant to any provision of the DGCL, our bylaws or the amended and restated certificate of incorporation or (v) any action asserting a claim against us or any current or former director, officer or stockholder governed by the internal affairs doctrine will have to be brought in a state court located within the state of Delaware (or if no state court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. The foregoing provision will not apply to claims arising under the Securities Act, the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. Unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the Exchange Act.

Anti-Takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation and Bylaws

The provisions of our amended and restated certificate of incorporation and bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of common stock.

The amended and restated certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and that may have the effect of delaying, deferring or preventing a future takeover or change in control of us, unless such takeover or change in control is approved by our board of directors.

These provisions include:

Business Combination:

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We have elected not to be governed by Section 203 of the DGCL, which prohibits a corporation that has voting stock traded on a national security exchange from engaging in certain business combinations with an interested stockholder (defined as the owner of 15% or more of the corporation’s voting stock), or an interested stockholder’s affiliates or associates, for a three-year period unless, among other exceptions, certain board approvals are received.

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Our amended and restated certificate of incorporation generally prohibits us from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

•	Prior to such time, the board approved the transaction that resulted in the stockholder becoming an interested stockholder;

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Upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock at the time the transaction commenced (excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer);

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At or subsequent to such time, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder; or

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The stockholder became an interested stockholder inadvertently and (i) as soon as practicable divested itself of ownership of sufficient shares so that the stockholder ceased to be an interested stockholder and (ii) was not, at any time within the 3-year period immediately prior to a business combination between us and such stockholder, an interested stockholder but for the inadvertent acquisition of ownership.

No Written Consent: Any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders, and shall not be taken by written consent in lieu of a meeting.

Amendments: For a period of seven years following closing of this offering, a substantial portion of the provisions under the amended and restated certificate of incorporation may not be amended without the affirmative vote of the holders of at least 66 2/3% of the total voting power of all the then outstanding shares of stock entitled to vote thereon, voting together as a single class.

Stockholder Proposals:

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Our bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders. Our bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in the notice of such meeting (or any supplement thereto) given by or at the direction of our board of directors, (ii) otherwise properly brought before such meeting by our board of directors or the chairperson of the board, or (iii) otherwise properly brought before such meeting by a stockholder present in person who (A) (1) was a record owner of shares both at the time of giving the notice and at the time of such meeting, (2) is entitled to vote at such meeting, and (3) has complied with notice procedures specified in our bylaws in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Exchange Act. To be timely for our annual meeting of stockholders, a stockholders’ notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by the corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of timely notice as described above.

•	Our 2022 annual meeting of stockholders was held on June 15, 2022. Nominations and proposals also must satisfy other requirements set forth in our bylaws.

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Under Rule 14a-8 of the Exchange Act, a stockholder proposal to be included in the proxy statement and proxy card for the 2023 annual general meeting pursuant to Rule 14a-8 must be received at our principal office a reasonable time before we begin to print and send the proxy materials and must comply with Rule 14a-8.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL and provides that we will provide them with customary indemnification and advancement of expenses. We have entered into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional willful misconduct or bad faith of the indemnified person or entity.

SELLING SECURITYHOLDERS

This prospectus relates to the resale of 22,500,000 shares of common stock issued in the private placement by certain of the Selling Securityholders in connection with the Business Combination, wherein CTAC entered into subscription agreements with certain investors whereby such investors agreed to purchase an aggregate of 22,500,000 shares of common stock at a purchase price of $10.00 per share for an aggregate commitment of $225,000,000.

We are registering the resale of common stock to permit each of the Selling Securityholders identified below to resell or otherwise dispose of the common stock in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). The Selling Securityholders may from time to time offer and sell any or all of the shares of common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement.

The following table is prepared based on information provided to us by the Selling Securityholders and may not reflect subsequent sales by the Selling Securityholders. It sets forth the names of the Selling Securityholders and the aggregate number of shares of common stock that the Selling Securityholders may offer pursuant to this prospectus.

We have based the percentage ownership prior to this offering on 76,239,989 shares of common stock outstanding as of September 28, 2022. For purposes of the table below, we have assumed that none of the Selling Securityholders has acquired beneficial ownership of any additional securities during this offering. In addition, we assume that the Selling Securityholders have not sold, transferred or otherwise disposed of, our securities in any transactions exempt from the registration requirements of the Securities Act.

	Before Offering		After Offering
Name of Selling Security holders	Number of Shares of Common Stock	Number of Shares of Common Stock Being Offered	Number of Shares of Common Stock	Percentage of Outstanding Shares of Common Stock
Wood River Capital, LLC(1)	10,000,000	10,000,000	—	—
Mudrick Capital Management, L.P.(2)	4,000,000	4,000,000	—	—
Marathon Asset Management LP(3)	2,000,000	2,000,000	—	—
Liberty Mutual Investment Holdings LLC(4)	1,300,000	1,300,000	—	—
BlackRock, Inc.(5)	1,000,000	1,000,000	—	—
CVI Investments, Inc.(6)	488,458	250,000	238,458		*
Monashee Investment Management, LLC(7)	600,000	600,000	—	—
Jane Street Global Trading, LLC(8)	451,165	150,000	301,165		*
Owl Creek Investments III, LLC(9)	450,000	450,000	—	—
Ellington Warlander Partners LP(10)	400,000	400,000	—	—
Venor Capital Master Fund Ltd. (11)	400,000	400,000	—	—
Linden Capital L.P. (12)	350,000	350,000	—	—
Walleye Opportunities Master Fund, Ltd. (13)	350,315	350,000	315		*
Destinations Global Fixed Income Opportunities Fund(14)	220,946	60,732	160,214		*
Marshall Wace, LLP(15)	200,000	200,000	—	—
Tech Opportunities LLC(16)	200,000	200,000	—	—
RiverPark Strategic Income Fund(17)	83,931	31,668	52,263		*
Beryl Capital Partners II LP(18)	41,917	41,917	—	—
Cohanzick Absolute Return Master Fund, Ltd(19)	7,600	7,600	—	—

	Before Offering		After Offering
Name of Selling Security holders	Number of Shares of Common Stock	Number of Shares of Common Stock Being Offered	Number of Shares of Common Stock	Percentage of Outstanding Shares of Common Stock
Beryl Capital Partners LP(20)	3,407	3,407	—	—
Corbin Hedged Equity Fund, L.P. (21)	3,290	3,290	—	—
Pinehurst Partners, L.P. (22)	1,386	1,386	—	—
Arena Investors, LP(23)	500,000	500,000	—	—
PlusTick Partners (QP) LP(24)	250,000	200,000	50,000		*
Total	23,302,415	22,500,000	802,415	1.1%

*	Less than 1%.
(1)

Wood River Capital, LLC is 100% owned by SCC Holdings, LLC (“SCC”), SCC is 100% owned by KIM, LLC (“KIM”), KIM is 100% owned by Koch Investments Group, LLC (“KIG”), KIG is 100% owned by Koch Investments Group Holdings, LLC, and KIGH is 100% owned by Koch Industries, Inc. (“Koch Industries”). Koch Industries, SCC, KIM, KIG, and KIGH may be deemed to beneficially own the shares held by Wood River Capital, LLC by virtue of (i) Koch Industries’ ownership of KIGH, (ii) KIGH’s ownership of KIG, (iii) KIG’s ownership of KIM, (iv) KIM’s ownership of SCC and (v) SCC’s ownership of Wood River Capital, LLC, but each of them disclaims beneficial ownership thereof. The business address of each of the foregoing entities and persons is 4111 E. 37th Street North, Wichita, Kansas 67220.

(2)

The number of shares reported herein consists of 460,736 shares of common stock held of record by Blackwell Partners LLC Series A, 664,423 shares of common stock held of record by Boston Patriot Batterymarch St. LLC, 90,108 shares of common stock held of record by Mudrick Distressed Opportunity Drawdown Fund II SC, L.P, 792,987 shares of common stock held of record by Mudrick Distressed Opportunity Drawdown Fund II, L.P., 152,659 shares of common stock held of record by Mudrick Distressed Opportunity SIF Master Fund, L.P., 308,566 shares of common stock held of record by Mudrick Distressed Opportunity 2020 Dislocation Fund, L.P. and 1,530,492 shares of common stock held of record by Mudrick Distressed Opportunity Fund Global, L.P. Jason Mudrick is the founder, general partner and Chief Investment Officer of Mudrick Capital Management, L.P. (“Mudrick Capital”). Mr. Mudrick through Mudrick Capital, is responsible for the voting and investment decisions relating to such shares of common stock. Each of the aforementioned entities and individuals disclaims beneficial ownership of the shares of the common stock held of record by any other entity or individual explicitly named in this footnote except to the extent of such entity or individual’s pecuniary interest therein, if any. The address of each of the entities and individuals explicitly named in this footnote is c/o Mudrick Capital Management, L.P., 527 Madison Avenue, 6th Floor, New York, NY 10022.

(3)

The number of shares reported herein consists of (i) 1,076,561 shares held by TRS Credit Fund LP; and (ii) 923,439 shares held by Marathon Bluegrass Credit Fund LP. Marathon Asset Management, L.P. is the manager of TRS Credit Fund LP and Marathon Blue Grass Credit Fund LP. The general partner of Marathon Asset Management, L.P. is Marathon Asset Management GP, L.L.C. (the “General Partner”). Bruce Richards and Louis Hanover are the managing members of the General Partner; however, this shall not be deemed to be an admission that any of the foregoing entities nor Messrs. Richards or Hanover are the beneficial owner of the shares reported herein for purposes of Section 13 of the Securities Exchange Act of 1934, or for any other purpose. The business address of the foregoing persons is One Bryant Park, 38th Floor, New York, NY 10036.

(4)

The shares are held by Liberty Mutual Investment Holdings LLC (“LMIH”), whose six insurance company managing members are each ultimately controlled by Liberty Mutual Holding Company Inc., a mutual holding company. The Chief Investment Officer of each of the managing members of LMIH exercises dispositive power over the shares of Class A common stock being registered for resale in this prospectus. The business address of LMIH is 175 Berkeley Street, Boston MA 02116.

(5)

The registered holders of the referenced shares to be registered are the funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Credit Alpha Master Fund, LP; HC NCBR Fund; and The Obsidian Master Fund. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(6)

Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. The principal business address of CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111.

(7)

The number of shares reported herein consists of 183,127 shares of common stock held of record by DS Liquid Div RVA MON LLC (“DS”), 153,340 shares of common stock held of record by BEMAP Master Fund Ltd. (“BEMAP”), 119,179 shares of common stock held of record by Monashee Solitario Fund LP (“Solatrio”), 95,372 shares of common stock held of record by Monashee Pure Alpha SVP I LLP (“Pure Alpha”), 26,586 shares of common stock held of record by SFL SPV I LLC (“SFL”) and 22,396 shares of common stock held of record by Bespoke Alpha MAC MIM LP (“Bespoke”). Each of DS, BEMAP, Solitario, Pure Alpha, SFL and Bespoke is managed by Monashee Investment Management, LLC (“Monashee Management”). Jeff Muller is CCO of Monashee Management and has voting and investment control over Monashee Management and, accordingly, may be deemed to have beneficial ownership of such shares held by DS, BEMAP, Solitario, Pure Alpha, SFL, and Bespoke. Jeff Muller, however, disclaims any beneficial ownership of the shares held by these entities. The business address of DS, BEMAP, Solitario, Pure Alpha, SFL, Bespoke, Monashee Management and Mr. Muller is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(8)

Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. Michael A. Jenkins and Robert. A. Granieri are the members of the Operating Committee of Jane Street Group, LLC. By virtue of the relationship between Jane Street Global Trading, LLC, Jane Street Group, LLC, Mr. Jenkins and Mr. Granieri, each of Jane Street Group, LLC, Mr. Jenkins and Mr. Granieri may be deemed to beneficially own the shares held by Jane Street Global Trading, LLC. Each of Jane Street Group, LLC, Mr. Jenkins and Mr. Granieri disclaim beneficial ownership of the shares, except to the extent of their pecuniary interest. The principal business address of the entity is 250 Vesey Street, 3rd Floor, New York, NY 10281.

(9)

Owl Creek Asset Management, L.P., as manager of Owl Creek Investments III, LLC (“OC III”), may be deemed to control OC III. Owl Creek GP, L.L.C., as general partner of Owl Creek Asset Management, L.P., may be deemed to control Owl Creek Asset Management, L.P. Jeffrey A. Altman, as managing member of Owl Creek GP, LLC may be deemed to control such entity. Each of Owl Creek Asset Management, L.P. and Jeffrey A. Altman disclaim beneficial ownership of the shares, except to the extent of their pecuniary interest. The principal business address of the entities and individuals explicitly named in this footnote is 250 640 Fifth Ave 20th Floor New York, NY 10019.

(10)

Ellington Management Group, LLC is the investment manager of Ellington Warlander Partners LP. Eric Cole, as managing director of Ellington Management Group, LLC may be deemed to control such entity. Each of Ellington Warlander Partners LP and Eric Cole disclaims beneficial ownership of the shares, except to the extent of their pecuniary interest. The principal business address of the entities and individuals explicitly named in this footnote is 53 Forest Avenue, Old Greenwich. CT 06870.

(11)

Venor Capital Management LP is the investment adviser to Venor Capital Master Fund Ltd. Each of Jeffrey Bersh and Michael Wartell, as Co-Chief Investment Officers of Venor Capital Management LP may be deemed to control such entity. The principal business address of the entities and individuals explicitly named in this footnote is 142 West 57th Street, 11th Floor, New York, NY 10019.

(12)

The securities held by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), Linden GP LLC (the general partner of Linden Capital L.P.), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the securities held by Linden Capital L.P. The principal business address of the entity is 590 Madison Ave, 15th Floor, New York, NY 10022.

(13)

Walleye Capital LLC (“Walleye Capital”) is the investment manager of Walleye Opportunities Master Fund Ltd. (“Walleye Master”) and Mike Martin is a portfolio manager employed by Walleye Capital managing the securities. By virtue of these relationships, Walleye Capital and Mr. Martin may be deemed to beneficially own the securities held by Walleye Master. Walleye Capital and Mr. Martin disclaim beneficial ownership of any of the shares of our Common Stock they may be deemed to beneficially own except to the extent of their respective pecuniary interest therein. The address for Walleye Capital, Walleye Master and Mr. Martin is 2800 Niagara Lane N, Plymouth MN 55447.

(14)

Mr. David K. Shannon has voting and/or investment control over the shares held by Destinations Global Fixed Income Opportunities Fund. Mr. Shannon disclaims beneficial ownership of the shares held by Destinations Global Fixed Income Opportunities Fund except to the extent of his pecuniary interest. The principal business address of the entity is 427 Bedford Road Suite 230, Pleasantville, NY 10570.

(15)

Number of shares registered for sale includes (i) 94,875 held by Marshall Wace Investment Strategies — Eureka Fund, (ii) 52,936 held by Marshall Wace Investment Strategies — Market Neutral TOPS Fund, (iii) 20,695 held by Marshall Wace Investment Strategies — Systematic Alpha Plus Fund and (iv) 31,494 held by Marshall Wace Investment Strategies — TOPS Fund (collectively, the “Marshall Wace Funds”). Marshall Wace, LLP, a limited liability partnership formed in England (the “Investment Manager”), is the investment manager of each of the Marshall Wace Funds. Each of the Marshall Wace Funds are sub-trusts of Marshall Wace Investment Strategies, an umbrella unit trust established in Ireland with limited liability between sub-trusts. The Investment Manager has delegated certain authority for US operations and trading to Marshall Wace North America L.P. Each of the foregoing other than the Investment Manager disclaims beneficial ownership of the securities listed above. The address of the Marshall Wace Funds is 32 Molesworth Street, Dublin 2, Ireland.

(16)

Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership over these securities. The principal business address of the entities and individuals explicitly named in this footnote is 28 Havemeyer Place, 2nd Floor Greenwich, CT 06830.

(17)

Mr. David K. Shannon has voting and/or investment control over the shares held by RiverPark Strategic Income Fund. Mr. Shannon disclaims beneficial ownership of the shares held by RiverPark Strategic Income Fund except to the extent of his pecuniary interest. The principal business address of the entity is 427 Bedford Road Suite 230, Pleasantville, NY 10570.

(18)

Mr. David Witkin has voting and/or investment control over the shares held by Beryl Capital Partners II LP as sole member of the managing member of the general partner. Mr. Witkin disclaims beneficial ownership of the shares held by Beryl Capital Partners II LP except to the extent of his pecuniary interest. The principal business address of the entity is 1611 S Catalina Ave, STE 309, Redondo Beach, CA 90277.

(19)

Mr. David K. Shannon has voting and/or investment control over the shares held by Cohanzick Absolute Return Master Fund, Ltd. Mr. Shannon disclaims beneficial ownership of the shares held by Cohanzick Absolute Return Master Fund, Ltd except to the extent of his pecuniary interest. The principal business address of the entity is 427 Bedford Road Suite 230, Pleasantville, NY 10570.

(20)

Mr. David Witkin has voting and/or investment control over the shares held by Beryl Capital Partners LP as sole member of the managing member of the general partner. Mr. Witkin disclaims beneficial ownership of the shares held by Beryl Capital Partners LP except to the extent of his pecuniary interest. The principal business address of the entity is 1611 S Catalina Ave, STE 309, Redondo Beach, CA 90277.

(21)

Corbin Capital Partners, L.P. (“CCP”) is the investment manager of Corbin Hedged Equity Fund, L.P., CCP and its general partner, Corbin Capital Partners Group, LLC, may be deemed beneficial owners of the Company securities being registered in the Registration Statement on behalf of Corbin Hedged Equity Fund, L.P. The principal business address of the entity is 590 Madison Avenue, 31st Floor, New York, NY 10022.

(22)

CCP is the investment manager of Pinehurst Partners, L.P., CCP and its general partner, Corbin Capital Partners Group, LLC, may be deemed beneficial owners of the Company securities being registered in the Registration Statement on behalf of Pinehurst Partners, L.P. The principal business address of the entity is 590 Madison Avenue, 31st Floor, New York, NY 10022.

(23)

The number of shares reported herein consists of (i) 60,185 shares held by Arena Finance Markets, LP, (ii) 92,543 shares held by Arena Special Opportunities Fund, LP, (iii) 26,945 shares held by Arena Special Opportunities (Offshore) Master, LP, (iv) 170,152 shares held by Arena Special Opportunities Partners I, LP, (v) 36,992 shares held by Arena Special Opportunities Partners (Cayman Master) I, LP, (vi) 113,183 shares held by Arena Special Opportunities Partners II, LP (collectively, the “Arena Funds”). Arena Investors, LP is the investment adviser of, and may be deemed to beneficially own securities owned by the Arena Funds (the “Investment Advisor”). Arena Investors GP, LLC is the general partner of, and may be deemed to beneficially own securities owned by the Investment Advisor. Each of the Investment Advisor and either the managing member share voting and disposal power over the shares held by the entity described above. Each of the persons set forth above other than the applicable entity holding such shares disclaims beneficial ownership of the shares beneficially owned by such entity and this disclosure shall not be construed as an admission that any such person or entity is the beneficial owner of any such securities. The address for the entities set forth above is 405 Lexington Avenue, 59th Floor, New York, New York 10174.

(24)

PlusTick Management, LLC, as managing member of PlusTick Partners (QP) LP may be deemed to control PlusTick Partners (QP) LLP. PlusTick Management, LLC is controlled by its managing member, Thomas J. Hill, who has voting and investment power over the shares. The business address of the foregoing entities is 200 6th Street NE, Charlottesville, VA 22902.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares of common stock registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares of common stock in this offering. See “Plan of Distribution.”

PLAN OF DISTRIBUTION

The Selling Securityholders may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of common stock on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of their shares of common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	block trades in which the broker-dealer will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	distributions or transfers to their members, partners or shareholders;

•	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	directly to one or more purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	through agents;

•	through broker-dealers who may agree with the Selling Securityholders to sell a specified number of such shares of common stock at a stipulated price per share;

•

by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our shares of common stock; and

•	a combination of any such methods of sale or any other method permitted pursuant to applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some shares of our common stock owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of common stock, as applicable, from time to time, under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus.

In connection with the sale of shares of our common stock or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge shares of our common stock to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of shares of our common stock offered by them will be the purchase price of such shares of our common stock less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.

There can be no assurance that the Selling Securityholders will sell all or any of the shares of our common stock offered by this prospectus. The Selling Securityholders also may in the future resell a portion of our common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of shares of our common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our common stock may be underwriting discounts and commissions under the Securities Act. If any Selling Securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, our common stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of shares of our common stock offered by the Selling Securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of common stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing shares of common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The Selling Securityholders may solicit offers to purchase shares of our common stock directly from, and they may sell such shares of our common stock directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement to the extent required.

It is possible that one or more underwriters may make a market in our shares of our common stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our shares of our common stock. Our common stock is listed on the NYSE under the symbol “KORE”.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase shares of our common stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts. The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

Under the Rights Agreement, we have agreed to indemnify the Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, the Selling Securityholders have agreed to indemnify us against certain liabilities that we may incur in connection with the sale of the securities registered hereunder to the extent such liability arises from any information or affidavit furnished in writing by the Selling Securityholders for use herein.

Under the Rights Agreement, we have agreed to keep the registration statement of which this prospectus forms a part effective until the earliest to occur of (a) the date on which the Registrable Securities are disposed of pursuant to an effective registration statement under the Securities Act; (b) the date on which the Registrable Securities may be disposed of pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act (or any successor provision) without limitation thereunder on volume or manner of sale and (c) the date on which such Registrable Securities cease to be outstanding. We have agreed to pay all expenses in connection with this offering, other than underwriting commissions and discounts, brokerage fees, underwriter marketing costs, and certain legal expenses. The Selling Securityholders will pay any underwriting commissions and discounts, brokerage fees, underwriter marketing costs, and certain legal expenses relating to the offering.

Selling Securityholders may use this prospectus in connection with resales of shares of our common stock. This prospectus and any accompanying prospectus supplement will identify the Selling Securityholders, the terms of our common stock and any material relationships between us and the Selling Securityholders. Selling Securityholders may be deemed to be underwriters under the Securities Act in connection with shares of our common stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Securityholders will receive all the net proceeds from the resale of shares of our common stock.

A Selling Securityholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of common stock pursuant to the distribution through a registration statement.

We are required to pay all fees and expenses incident to the registration of shares of our common stock to be offered and sold pursuant to this prospectus.

LEGAL MATTERS

Kirkland & Ellis LLP, New York, New York has passed upon the validity of the securities of KORE Group Holdings, Inc. offered by this prospectus and certain other legal matters related to this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of KORE Group Holdings, Inc. as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance upon the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.